Exhibit A-41

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF

SPRING LANE PRODUCE CORP.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the corporation is SPRING LANE PRODUCE CORP.

SECOND: The corporation is formed for the following purpose or purposes:

To engage in the business of warehousing and distributing produce and other products.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants and concessions.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD: The office of the corporation is to be located in the City of New York, County of Bronx, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one hundred, all of which are without par value, and all of which are of the same class.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 1 Dag Hammarskjold Plaza, c/o Bartel, Engelman & Fishman, Esqs., Attention: Kenneth Gordon, Esq., New York, New York 10017.

SIXTH: The duration of the corporation is to be perpetual.

SEVENTH: Any action required or permitted to be taken by the Board of Directors of the corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

Any one or more members of the Board of Directors of the corporation or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

EIGHTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transaction specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

NINTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corpo-

rate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

TENTH: The accounting period which the corporation intends to establish as its first calendar or fiscal year for reporting the Franchise Tax on business corporations imposed by Article 9-A of the Tax Law of the State of New York is as follows: the period ending December 31, 1975.

Subscribed and affirmed by me as true under the penalties of perjury on December 10, 1975.

Frances A. Wrigley, Incorporator
521 Fifth Avenue
New York, New York 10017

CERTIFICATE OF INCORPORATION

OF

SPRING LANE PRODUCE CORP.

Under Section 402 of the Business Corporation Law

Bartel, Engelman & Fishman, Esqs. 1 Dag Hammarskjold Plaza New York, New York 10017

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF CHANGE

OF THE

CERTIFICATE OF INCORPORATION

OF

Spring Lane Produce Corp.

(Under Section 805A of the Business Corporation Law)

The undersigned, pursuant to the provisions of Section 805 (a) of the Business Corporation Law of the State of New York, hereby amends the Certificate of Incorporation of Spring Lane Produce Corp., a New York corporation (the “Corporation”), and certifies that:

FIRST: The name of the Corporation is Spring Lane Produce Corp.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on December 15, 1975.

THIRD: The Certificate of Incorporation is hereby amended pursuant to Section 805 (a) of the Business Corporation Law, to effect a change of the post office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him.

FOURTH: The paragraph in the Certificate of Incorporation of the Corporation which refers to the designation of agent for service of process is hereby amended to read as follows:

“The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of each process against it served upon him is in care of Kenneth Gordon, Esq., Tenzer, Greenblatt, Fallon & Kaplan, 405 Lexington Avenue, New York, New York 10174.”

FIFTH: The change of the Certificate of Incorporation was authorized by the unanimous written consent of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 21st day of May, 1981.

President - Ira Waldbaum

Secretary - Aaron Malinsky

CERTIFICATE OF CHANGE OF THE CERTIFICATE OF INCORPORATION OF SPRING LANE PRODUCE CORP.
TENZER, GREENBLATT, FALLON & KAPLAN COUNSELLORS AT LAW THE CHRYSLER BUILDING 405 LEXINGTON AVENVUE NEW YORK, N.Y. 10174

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

Certificate of Change

of

Certificate of Incorporation

of

SPRING LANE PRODUCE CORP.

Pursuant to Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED:

FlRST: The name of the corporation is SPRING LANE PRODUCE CORP.

SECOND: The Certificate of Incorporation was filed by the Department of State of the State of New York on 12/15/1975,

THIRD: The change to the Certificate of Incorporation effected by this Certificate of Change is as follows:

To change the Paragraph which sets forth, the service of process address of the Corporation. The Paragraph shall read as follows:

“FIFTH: The Secretary of State of the State of New York is hereby designated as agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him is c/o BlumbergExcelsior Corporate Services, inc., 62 White Street, NY, NY 10013

IN WITNESS WHEREOF, the undersigned Vice President has executed this Certificate of Change this 26th day of November, 2003.

SPRING LANE PRODUCE CORP.

Jose Mojica
Jose Mojica. VICE PRESIDENT

Certificate of Change

of

Certificate of Incorporation

of

SPRING LANE PRODUCE CORP.

Pursuant to Section 805-A of the Business Corporation Law

Filed By:

BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

62 WHITE ST.

NEW YORK, NY 10013

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State

Division of Corporations, Records and UCC

Albany, NY 12231-0002

www.dos.state.ny.us

Business Corporation

Biennial Statement

386644

Business Name:

SPRING LANE PRODUCE CORP.

SPRING LANE PRODUCE CORP.

ATTN: TAX DEPARTMENT

2 PARAGON DRIVE

MONTVALE NJ 07645

386644

For Internal Use Only

AR 10011500

Filed By: 2539

Cash # (If different than [Illegible] #):

Required Fee: $9.00

Filing Period: 12/2009

(Make checks payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer

2 PARAGON DR MONTVALE NJ 07645	Name Dave Kelly
Address 2 Paragon Dr
	City	State	Zip
	Montvale	NJ	07645
Part 2: Street Address of the Principal Executive Office (a Post Office Box cannot be substitued)
SPRING LANE PRODUCE CORP. ATTN: TAX DEPARTMENT 2 PARAGON DRIVE MONTVALE NJ 07645	Address Line 1
Address Line 2
City State Zip

Part 3: Address for Service of Process

C/O BLUMBERGEXCELSIOR CORPORATE SERVICES, INC. 62 WHITE ST	Name
Address
NEW YORK NY 10013
	City	State	Zip

Part 4: Farm Corporation Exemption

Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

Michael Galtieri
Signature	Name of Signer (Please Print)

Vice President
Title of Signer (Please Print)